Exhibit (99)(a)

Press Release July 22, 2008

WACHOVIA DETAILS 2ND QUARTER LOSS; OUTLINES INITIATIVES TO PRESERVE AND

GENERATE CAPITAL, PROTECT STRONG LIQUIDITY AND REDUCE RISK

Actions Include Quarterly Common Stock Dividend Reduction to 5 Cents per Share

$8.9 Billion Net Loss Includes $6.1 Billion Noncash Goodwill Impairment and $4.2

Billion Credit Reserve Build; Strength Apparent in Underlying Results

CHARLOTTE, N.C. – Consistent with previously announced expectations, Wachovia today reported a net loss in the second quarter of 2008 of $8.9 billion, or a net loss of $4.20 per share, including a $6.1 billion noncash goodwill impairment charge in commercial-related subsegments reflecting declining market valuations and asset values. The goodwill impairment charge has no impact on Wachovia’s tangible capital levels, regulatory capital ratios or on liquidity.

Wachovia added $5.6 billion to its loan loss reserve to cover net charge-offs and increase the reserve by $4.2 billion.

Excluding goodwill impairment and other notable items that drove the quarter’s loss, Wachovia generated solid underlying growth on $7.5 billion in revenue. Revenue was driven by higher loans and deposits and strength in traditional banking fees, while strong fiduciary and asset management fees and brokerage commissions largely reflected the A.G. Edwards acquisition.

“These bottom-line results are disappointing and unacceptable,” said Lanty L. Smith, Wachovia’s board chairman, who served as interim chief executive officer beginning June 1. “While to some degree they reflect industry headwinds and weaker macroeconomic conditions, they also reflect performance for which we at Wachovia accept responsibility. Our company is facing up to these issues, is addressing the challenges head-on and has redirected near-term strategic priorities.”

Two immediate actions were announced: First, reducing the quarterly common stock dividend to five cents per share, which will conserve approximately $700 million of capital per quarter. The dividend is payable on September 15, 2008, to shareholders of record on August 29, 2008. The second immediate action is exiting the General Bank wholesale mortgage origination channel. Earlier the company ceased offering the negative amortization option for the Pick-a-Pay mortgage product and committed to work with customers to refinance existing Pick-a-Pay mortgages into conventional mortgage products. Approximately 1,000 Wachovia mortgage origination personnel are being redeployed in the company’s efforts to assist customers to refinance and restructure Pick-a-Pay mortgages. The objective is to assist customers in avoiding foreclosures and meaningfully reduce the company’s risks in the mortgage area.

Robert K. Steel, CEO and president said, “In the short term, the entire organization is focused on protecting, preserving and generating capital; reinforcing Wachovia’s strong liquidity position; and reducing risk.” Steel, who was named to his new post on July 9, further commented that, even as the company focuses on and addresses its credit-related challenges, Wachovia’s underlying businesses are performing well: “Wachovia has an exceptionally attractive franchise, footprint and set of businesses. Revenue in our general banking business grew 8 percent over last year and we maintained industry-leading customer satisfaction. The securities brokerage business continues its excellent performance, with increases in both the number and quality of brokers and with industry-leading margins. Our corporate and investment bank has reduced its exposure to further market disruption charges. We had a record quarter in our Wealth Management business.”

Wachovia outlined additional initiatives that are under way, ranging from reducing expense growth and capital expenditures, reducing earning assets, repositioning the certificate of deposit book and generating further growth in low-cost core deposits and other deposits. Also, the company is taking actions to reduce the number of credit-only commercial borrowers and to sell selected noncore assets.

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WACHOVIA REPORTS 2ND QUARTER LOSS AMID TOUGH ENVIRONMENT/page 2

Steel summarized by saying: “Our balance sheet and liquidity position are strong, and we are committed to keeping them that way. The actions taken and initiatives under way are expected to generate or preserve more than $5 billion of capital. We ended the quarter with approximately $50 billion in regulatory capital and a tier 1 ratio of 8 percent, and we will be intensely focused on improving that level between now and the end of 2009.”

Steel said, “As we consider the company’s position, it is clearly prudent and necessary to further reduce our common dividend. While this is a difficult decision, it is the best course for our shareholders over the long term. I am confident of the commitment of the Wachovia team to manage successfully through this period as we continue to diligently serve our customers and communities. I am impressed by the work the Wachovia leadership group has undertaken, the clarity around the issues we face and the direction Wachovia is headed as we focus on being good stewards of the company.”

The second quarter 2008 net loss compared with earnings of $2.34 billion or $1.22 per share in the second quarter of 2007. Excluding goodwill impairment of $6.1 billion and net merger-related and restructuring expense of $128 million, results in the second quarter of 2008 were a net loss available to common stockholders of $2.67 billion, or a net loss of $1.27 per share. Results included the A.G. Edwards, Inc., acquisition from October 1, 2007.

Earnings Highlights

	Three Months Ended
	June 30, 2008			March 31, 2008		June 30, 2007
(In millions, except per share data)	Amount		EPS	Amount	EPS	Amount	EPS
Earnings
Net income (loss)	$(8,662)		(4.11)	(664)	(0.34)	2,341	1.22
Dividends on preferred stock	(193)		(0.09)	(43)	(0.02)	—	—

Net income (loss) available to common stockholders	$(8,855)		(4.20)	(707)	(0.36)	2,341	1.22
Net goodwill impairment	6,056		2.87	—	—	—	—
Net merger-related and restructuring expenses	128		0.06	123	0.06	20	0.01

Earnings (loss) excluding goodwill impairment, and merger-related and restructuring expenses	$(2,671)		(1.27)	(584)	(0.30)	2,361	1.23

Financial ratios
Return on average common stockholders’ equity	(49.07	) %		(3.81)		13.54
Net interest margin (a)	2.58	(d)		2.92		2.96
Fee and other income as % of total revenue (a)	42.15			36.62		48.58
Overhead efficiency ratio (a)	163.58%			71.76		56.02

Capital adequacy (b)
Tier 1 capital ratio	8.0%			7.4		7.5
Total capital ratio	12.7			12.1		11.5
Leverage ratio	6.6%			6.2		6.2

Asset quality
Allowance for loan losses as % of nonaccrual and restructured loans	95%			84		174
Allowance for loan losses as % of loans, net	2.20			1.37		0.79
Allowance for credit losses as % of loans, net (c)	2.24			1.41		0.83
Net charge-offs as % of average loans, net	1.10			0.66		0.14
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	2.41%			1.70		0.49

(a)	Tax-equivalent.
(b)	The second quarter of 2008 is based on estimates.
(c)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(d)	Includes the SILO charge of $975 million pre-tax; without that charge, the net interest margin would have been 3.15%.

The pre-tax loss stemmed from:

•

The $6.1 billion in noncash goodwill impairment reflecting declining market valuations and the resulting effect on commercial, corporate lending and investment banking subsegments. The goodwill impairment charge has no impact on Wachovia’s tangible capital levels or

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WACHOVIA REPORTS 2ND QUARTER LOSS AMID TOUGH ENVIRONMENT/page 3 regulatory capital ratios, because goodwill is deducted when computing those ratios.

•	A $5.6 billion loan loss provision, which increased reserves by $4.2 billion, including $3.3 billion for the payment option mortgage portfolio;

•	A $975 million noncash charge announced previously related to the tax treatment of certain leasing transactions widely referred to as “sale in, lease out” or SILO transactions;

•	$936 million in market disruption-related losses;

•	$590 million in legal reserves primarily related to previously disclosed matters; and

•	$391 million in losses related to planned discretionary securities sales.

Wachovia Corporation

	Three Months Ended
(In millions)	June 30, 2008	March 31, 2008	June 30, 2007
Net interest income (Tax-equivalent)	$4,344	4,805	4,487
Fee and other income	3,165	2,777	4,240
Total revenue (Tax-equivalent)	7,509	7,582	8,727
Provision for credit losses	5,567	2,831	179
Noninterest expense	12,284	5,441	4,890
Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(10,439)	(845)	3,519
Income taxes (benefits) (Tax-equivalent)	(1,777)	(181)	1,178
Net income (loss) available to common stockholders	(8,855)	(707)	2,341
Average loans, net	476,734	465,936	421,257
Average core deposits	$390,670	394,513	378,496

Other key trends in the second quarter of 2008 compared with the second quarter of 2007 included:

•

A decline in fee and other income due to net market disruption-related valuation losses, which overshadowed strength in traditional banking. Fiduciary and asset management fees and brokerage commissions reflected the A.G. Edwards acquisition.

•

A net interest margin of 2.58 percent, or 3.15 percent excluding the effect of the SILO charge. The SILO charge diminished net interest income, offset by growth in average commercial loans, up 25 percent, and average consumer loans, up 6 percent, as well as solid core deposit growth, up 3 percent. Average loan growth included the impact of the first quarter 2008 transfer of $6.9 billion of commercial and consumer loans to the loan portfolio from held-for-sale as well as strength in commercial, commercial real estate and traditional conforming mortgage loans. Deposit growth was led by strength in IRAs and money market accounts.

•

An increase in noninterest expense largely reflecting the impact of A.G. Edwards, as well as growth in credit-related sundry expense and legal reserves. A renewed expense reduction initiative is under way throughout the company.

•

Provision for credit losses of $5.6 billion, which included a reserve build of $4.2 billion. The provision largely reflected current and anticipated severe deterioration in the residential housing market, particularly in specific markets in California and Florida. Net charge-offs were $1.3 billion, or an annualized 1.10 percent of average net loans. Total nonperforming assets including loans held for sale were $12.0 billion, or 2.41 percent of loans, foreclosed properties and loans held for sale, largely reflecting increases in consumer real estate-related nonperforming assets due to the effects of the weakened housing industry.

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WACHOVIA REPORTS 2ND QUARTER LOSS AMID TOUGH ENVIRONMENT/page 4

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments and is on a segment earnings basis, which excludes net merger-related and restructuring expenses, goodwill impairment charges, other intangible amortization, excess provision and discontinued operations. Segment earnings are the basis on which Wachovia manages and allocates capital to its business segments. In accordance with Wachovia’s business segment methodology, goodwill impairment of $6.1 billion and provision expense in excess of charge-offs and other credit losses, which amounted to $4.2 billion in the second quarter of 2008, are not allocated to business segments.

Pages 14 and 15 include a reconciliation of segment results to Wachovia’s consolidated results of operations in accordance with GAAP.

General Bank Highlights

	Three Months Ended
(In millions)	June 30, 2008	March 31, 2008	June 30, 2007
Net interest income (Tax-equivalent)	$3,671	3,445	3,372
Fee and other income	1,000	980	935
Total revenue (Tax-equivalent)	4,728	4,480	4,363
Provision for credit losses	919	569	154
Noninterest expense	2,050	2,038	1,922
Segment earnings	$1,117	1,189	1,453
Cash overhead efficiency ratio (Tax-equivalent)	43.35%	45.50	44.05
Average loans, net	$319,574	311,556	291,607
Average core deposits	290,381	297,171	290,455
Economic capital, average	$16,786	12,693	10,821

General Bank

The General Bank includes retail, small business and commercial customers. The second quarter of 2008 compared with the second quarter of 2007 included:

•

Earnings of $1.1 billion, down $336 million, driven by rising credit costs and related expenses, primarily in the mortgage business, which overshadowed continued strong sales momentum elsewhere as reflected in total revenue of $4.7 billion, up 8 percent.

•

Average loan growth of 10 percent, with double digit growth in wholesale and retail businesses. Mortgage lending through our largely branch-originated mortgage and home equity channels was up 6 percent, primarily reflecting a decline in prepayments, and home equity lending was up 5 percent. Auto loan originations rose 12 percent.

•	Relatively stable average core deposits.

•	Growth in net new retail checking accounts slowed, but still increased by 263,000 in the second quarter of 2008 compared with an increase of 314,000 in the second quarter of 2007.

•	305,000 new retail checking accounts were tied to the Way2Save campaign; this product launched in mid-January 2008.

•

7 percent growth in fee and other income, with strength in service charges, interchange income and mortgage banking fee income. Strong interchange income reflected a 14 percent increase in debit/credit card volume from the second quarter of 2007.

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WACHOVIA REPORTS 2ND QUARTER LOSS AMID TOUGH ENVIRONMENT/page 5

•

Noninterest expense up 7 percent due to growth in credit-related sundry expense and severance expense, as well as continued strategic investment in de novo branch activity and Western expansion. During the second quarter of 2008, 23 de novo branches were opened and 38 branches were consolidated. As a result of performance initiatives, operating leverage continued to improve, which enabled continued strategic investment.

•	A $765 million increase in the provision for credit losses to $919 million, largely reflecting higher net charge-offs in the Pick-a-Pay portfolio.

Wealth Management Highlights

	Three Months Ended
(In millions)	June 30, 2008	March 31, 2008	June 30, 2007
Net interest income (Tax-equivalent)	$202	182	182
Fee and other income	207	211	202
Total revenue (Tax-equivalent)	412	398	387
Provision for credit losses	8	5	2
Noninterest expense	253	246	244
Segment earnings	$98	92	90
Cash overhead efficiency ratio (Tax-equivalent)	61.05%	61.98	62.80
Average loans, net	$23,151	22,365	21,056
Average core deposits	17,559	17,906	17,466
Economic capital, average	$731	699	612

Wealth Management

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. The second quarter of 2008 compared with the second quarter of 2007 included:

•	9 percent earnings growth to $98 million on 6 percent revenue growth in challenging markets.

•	11 percent growth in net interest income on 10 percent loan growth and improved deposit spreads.

•

16 percent growth in fiduciary and asset management fees as a pricing initiative implemented in the third quarter of 2007 and other growth offset declines in equity valuations. Insurance commissions declined largely due to a soft market for insurance premiums and nonstrategic insurance account dispositions.

•	A 4 percent increase in noninterest expense driven by continued investment in private banking and Western expansion.

•	A 3 percent decline in assets under management to $77.3 billion largely due to market depreciation.

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WACHOVIA REPORTS 2ND QUARTER LOSS AMID TOUGH ENVIRONMENT/page 6

Corporate and Investment Bank Highlights

	Three Months Ended
(In millions)	June 30, 2008	March 31, 2008	June 30, 2007
Net interest income (Tax-equivalent)	$1,124	1,028	773
Fee and other income	657	(158)	1,522
Total revenue (Tax-equivalent)	1,729	820	2,245
Provision for credit losses	438	197	(2)
Noninterest expense	960	747	1,020
Segment earnings (loss)	$209	(78)	779
Cash overhead efficiency ratio (Tax-equivalent)	55.60%	91.00	45.43
Average loans, net	$106,642	101,046	76,744
Average core deposits	31,682	33,623	36,713
Economic capital, average	$13,816	13,233	8,850

Corporate and Investment Bank

The Corporate and Investment Bank includes corporate lending, investment banking, and treasury and international trade finance. Unless otherwise noted, second quarter 2008 results are compared with the second quarter of 2007. These results included:

•	Earnings of $209 million, down $570 million, due to continued net valuation losses related to disruption in the capital markets, and increased provision for credit losses.

•	Investment bank origination fees down 4 percent year over year, although these fees rose 16 percent from the first quarter of 2008.

•	Market share of 4.3 percent at June 30, 2008, up from 3.8 percent at June 30, 2007.

•

Market valuation losses of $565 million, including a recovery on certain losses on leveraged finance commitments, compared with market valuation losses of $1.6 billion in the first quarter of 2008. Market valuation losses, net of applicable hedges, were:

•	$238 million in subprime residential asset-backed collateralized debt obligations and other related exposures, compared with $339 million in first quarter 2008;

•	$209 million in commercial mortgage structured products, compared with $521 million in first quarter 2008;

•	$68 million in consumer mortgage structured products, compared with $251 million in first quarter 2008;

•	$102 million gain in leveraged finance net of fees, compared with a net $309 million loss in first quarter 2008; and

•	$152 million in non-subprime collateralized debt obligations and other structured products, compared with $144 million in first quarter 2008.

•

A 45 percent increase in net interest income, which reflected 39 percent growth in average loans including the first quarter 2008 transfer into the loan portfolio at fair value of certain loans originally slated for disposition, as well as loan growth in the corporate lending and global financial institutions businesses.

•	Principal investing revenue of $115 million, down from $300 million in the second quarter of 2007 on lower gains in the public and private direct investment portfolios.

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WACHOVIA REPORTS 2ND QUARTER LOSS AMID TOUGH ENVIRONMENT/page 7

•	A 6 percent decline in noninterest expense primarily due to lower variable compensation and reduced headcount in investment banking.

•	Provision of $438 million largely reflecting residential-related commercial real estate and other corporate lending losses.

Capital Management Highlights

	Three Months Ended
(In millions)	June 30, 2008	March 31, 2008	June 30, 2007
Net interest income (Tax-equivalent)	$308	281	260
Fee and other income	1,995	2,191	1,536
Total revenue (Tax-equivalent)	2,295	2,462	1,785
Provision for credit losses	—	—	—
Noninterest expense	1,827	1,855	1,294
Segment earnings	$297	386	312
Cash overhead efficiency ratio (Tax-equivalent)	79.61%	75.34	72.47
Average loans, net	$2,881	2,562	1,663
Average core deposits	48,647	43,084	31,221
Economic capital, average	$2,105	2,144	1,348

Capital Management

Capital Management includes retail brokerage services and asset management. The second quarter of 2008 compared with the second quarter of 2007 included:

•

Earnings of $297 million on 29 percent revenue growth, with net market disruption-related losses of $118 million, including $89 million of securities impairments relating to the liquidation of an Evergreen fund.

•

An 18 percent increase in net interest income driven by retail brokerage deposit growth of $17.5 billion primarily due to the A.G. Edwards acquisition as well as solid growth since the acquisition, partially offset by spread compression.

•	Continued solid momentum in retail brokerage managed account fees and the impact of the A.G. Edwards acquisition.

•	41 percent growth in noninterest expense largely due to the effect of A.G. Edwards, as well as higher legal expense.

Total assets under management of $245.9 billion at June 30, 2008, decreased 10 percent from December 31, 2007, driven by net outflows of $17.6 billion as well as $11.2 billion in lower market valuations.

***

Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $812.4 billion and market capitalization of $33.5 billion at June 30, 2008. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to customers through 3,300 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $1.1 trillion in client assets through 14,600 financial advisors in 1,500 offices nationwide. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.

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WACHOVIA REPORTS 2ND QUARTER LOSS AMID TOUGH ENVIRONMENT/page 8

Forward-Looking Statements

This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated July 22, 2008.

Explanation of Wachovia’s Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures, including those presented on page 2 and on page 11 under the captions “Earnings Excluding Merger-Related and Restructuring Expenses, Goodwill Impairment and Discontinued Operations” and “Earnings Excluding Merger-Related and Restructuring Expenses, Goodwill Impairment, Other Intangible Amortization and Discontinued Operations”, and which are reconciled to GAAP financial measures on pages 23 through 25. In addition, in this news release certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses, goodwill impairment and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Earnings Conference Call and Supplemental Materials

Wachovia CEO Bob Steel and CFO Tom Wurtz will review Wachovia’s second quarter 2008 results in a conference call and audio web cast beginning at 10:00 a.m. Eastern Daylight Saving Time today. This review may include a discussion of certain non-GAAP financial measures. Supplemental materials relating to second quarter results, which also include a reconciliation of any non-GAAP measures to Wachovia’s reported financials, are available on the Internet at Wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Web cast Instructions: To gain access to the web cast, which will be “listen-only,” go to Wachovia.com/investor and click on the link “Wachovia Second Quarter Earnings Audio Web cast.” In order to listen to the web cast, you will need to download either Real Player or Media Player.

Teleconference Instructions: The telephone number for the conference call is 888-357-9787 for U.S. callers or 706-679-7342 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: WB Investor.

Replay: Tuesday, July 22, by 1:00 p.m. EDT and continuing through 5 p.m. EDT Friday, October 17. Replay telephone number is 706-645-9291; access code: 49418191.

Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips-Brown at 704-383-8178.

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WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL TABLES

WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2008			2007
(Dollars in millions, except per share data)	Second Quarter		First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS SUMMARY
Net interest income (GAAP)	$4,290		4,752	4,630	4,551	4,449
Tax-equivalent adjustment	54		53	44	33	38

Net interest income (Tax-equivalent)	4,344		4,805	4,674	4,584	4,487
Fee and other income	3,165		2,777	2,744	2,933	4,240

Total revenue (Tax-equivalent)	7,509		7,582	7,418	7,517	8,727
Provision for credit losses	5,567		2,831	1,497	408	179
Other noninterest expense	5,876		5,097	5,488	4,397	4,755
Merger-related and restructuring expenses	251		241	187	36	32
Goodwill impairment	6,060		—	—	—	—
Other intangible amortization	97		103	111	92	103

Total noninterest expense	12,284		5,441	5,786	4,525	4,890
Minority interest in income of consolidated subsidiaries	97		155	107	189	139

Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(10,439)		(845)	28	2,395	3,519
Income taxes (benefits)	(1,831)		(234)	(209)	656	1,140
Tax-equivalent adjustment	54		53	44	33	38

Income (loss) from continuing operations	(8,662)		(664)	193	1,706	2,341
Discontinued operations, net of income taxes	—		—	(142)	(88)	—

Net income (loss)	(8,662)		(664)	51	1,618	2,341
Dividends on preferred stock	193		43	—	—	—

Net income (loss) available to common stockholders	$(8,855)		(707)	51	1,618	2,341

Diluted earnings per common share (a)	$(4.20)		(0.36)	0.03	0.85	1.22
Return on average common stockholders’ equity	(49.07)%		(3.81)	0.28	9.19	13.54
Return on average assets	(4.37)		(0.34)	0.03	0.88	1.33
Overhead efficiency ratio	163.58%		71.76	78.00	60.20	56.02
Operating leverage	$(6,916)		509	(1,359)	(847)	189

ASSET QUALITY
Allowance for loan losses as % of loans, net	2.20%		1.37	0.98	0.78	0.79
Allowance for loan losses as % of nonperforming assets	90		78	84	115	157
Allowance for credit losses as % of loans, net	2.24		1.41	1.02	0.82	0.83
Net charge-offs as % of average loans, net	1.10		0.66	0.41	0.19	0.14
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	2.41%		1.70	1.14	0.66	0.49

CAPITAL ADEQUACY (b)
Tier I capital ratio	8.0%		7.4	7.4	7.1	7.5
Total capital ratio	12.7		12.1	11.8	10.8	11.5
Leverage ratio	6.6%		6.2	6.1	6.1	6.2

OTHER DATA
Average basic common shares (In millions)	2,111		1,963	1,959	1,885	1,891
Average diluted common shares (In millions)	2,119		1,977	1,983	1,910	1,919
Actual common shares (In millions) (c)	2,159		1,992	1,980	1,901	1,903
Dividends paid per common share	$0.38		0.64	0.64	0.64	0.56
Dividend payout ratio on common shares	(8.93	) %	(177.78)	2133.33	75.29	45.90
Book value per common share (c)	$30.37		36.24	37.66	36.90	36.40
Common stock price	15.53		27.00	38.03	50.15	51.25
Market capitalization (c)	$33,527		53,782	75,302	95,326	97,530
Common stock price to book value (c)	51%		75	101	136	141
FTE employees	119,952		120,378	121,890	109,724	110,493
Total financial centers/brokerage offices	4,820		4,850	4,894	4,167	4,135
ATMs	5,277		5,308	5,139	5,123	5,099

(a)	Calculated using average basic common shares in 2008.
(b)	The second quarter of 2008 is based on estimates.
(c)	Includes restricted stock for which the holder receives dividends and has full voting rights.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2008		2007
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, GOODWILL IMPAIRMENT AND DISCONTINUED OPERATIONS (a) (b)
Return on average common stockholders’ equity	(14.56)%	(3.14)	1.62	9.81	13.66
Return on average assets	(1.25)	(0.28)	0.16	0.94	1.34
Overhead efficiency ratio	79.55	68.58	75.48	59.73	55.65
Overhead efficiency ratio excluding brokerage	80.33%	65.48	74.54	56.82	52.04
Operating leverage	$(847)	563	(1,208)	(843)	210

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, GOODWILL IMPAIRMENT, OTHER INTANGIBLE AMORTIZATION AND DISCONTINUED OPERATIONS (a) (b) (c)
Dividend payout ratio on common shares	(30.49)%	(246.15)	355.56	68.09	44.09
Return on average tangible common stockholders’ equity	(36.42)	(7.07)	5.05	23.88	33.57
Return on average tangible assets	(1.29)	(0.26)	0.20	1.03	1.47
Overhead efficiency ratio	78.26	67.22	73.97	58.51	54.47
Overhead efficiency ratio excluding brokerage	78.55%	63.59	72.43	55.32	50.61
Operating leverage	$(853)	554	(1,187)	(855)	197

OTHER FINANCIAL DATA
Net interest margin	2.58%	2.92	2.88	2.92	2.96
Fee and other income as % of total revenue	42.15	36.62	36.99	39.02	48.58
Effective income tax rate (d)	17.46	26.02	122.05	27.33	32.78
Effective tax rate (Tax-equivalent) (d) (e)	17.03%	21.38	127.17	28.38	33.51

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$206,204	198,578	188,164	174,672	165,512
Consumer loans, net	270,530	267,358	261,641	255,129	255,745
Loans, net	476,734	465,936	449,805	429,801	421,257
Earning assets	675,089	659,033	650,140	628,773	605,978
Total assets	796,437	783,593	763,487	729,004	704,773
Core deposits	390,670	394,513	390,043	379,009	378,496
Total deposits	435,548	443,353	437,566	416,107	408,418
Interest-bearing liabilities	619,044	611,099	599,130	574,399	547,669
Stockholders’ equity	$81,740	78,747	73,986	69,857	69,317

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$216,620	211,700	198,566	189,545	175,369
Consumer loans, net	271,578	268,782	263,388	259,661	253,751
Loans, net	488,198	480,482	461,954	449,206	429,120
Goodwill and other intangible assets
Goodwill	36,993	43,068	43,122	38,848	38,766
Deposit base	531	573	619	670	727
Customer relationships	1,321	1,375	1,410	620	651
Tradename	90	90	90	90	90
Total assets	812,433	808,575	782,896	754,168	715,428
Core deposits	400,387	398,562	397,405	377,865	378,188
Total deposits	447,790	444,964	449,129	421,937	410,030
Stockholders’ equity	$75,379	77,992	76,872	70,140	69,266

(a)	These financial measures are calculated by excluding from GAAP net income (loss) presented on page 10, $128 million, $123 million, $108 million, $22 million and $20 million in the second and first quarters of 2008 and the fourth, third and second quarters of 2007, respectively, of after-tax net merger-related and restructuring expenses, $6.1 billion in the second quarter of 2008 of after-tax goodwill impairment, and $142 million and $88 million after tax in the fourth and third quarters of 2007, respectively, of discontinued operations.
(b)	See page 10 for the most directly comparable GAAP financial measure and pages 23 through 25 for a more detailed reconciliation.
(c)	These financial measures are calculated by excluding from GAAP net income (loss) presented on page 10, $66 million, $64 million, $65 million, $59 million and $66 million in the second and first quarters of 2008 and the fourth, third and second quarters of 2007, respectively, of deposit base and other intangible amortization.
(d)	The fourth and third quarters of 2007 include taxes on discontinued operations.
(e)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2008		2007
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
INTEREST INCOME
Interest and fees on loans	$6,187	7,577	7,980	7,937	7,723
Interest and dividends on securities	1,530	1,496	1,616	1,529	1,474
Trading account interest	522	571	557	566	506
Other interest income	407	535	757	799	647

Total interest income	8,646	10,179	10,910	10,831	10,350

INTEREST EXPENSE
Interest on deposits	2,176	2,941	3,433	3,334	3,180
Interest on short-term borrowings	418	523	673	801	706
Interest on long-term debt	1,762	1,963	2,174	2,145	2,015

Total interest expense	4,356	5,427	6,280	6,280	5,901

Net interest income	4,290	4,752	4,630	4,551	4,449
Provision for credit losses	5,567	2,831	1,497	408	179

Net interest income after provision for credit losses	(1,277)	1,921	3,133	4,143	4,270

FEE AND OTHER INCOME
Service charges	709	676	716	689	667
Other banking fees	518	498	497	471	449
Commissions	910	914	970	600	649
Fiduciary and asset management fees	1,355	1,439	1,436	1,029	1,015
Advisory, underwriting and other investment banking fees	280	261	249	393	454
Trading account profits (losses)	(510)	(308)	(524)	(301)	195
Principal investing	136	446	41	372	298
Securities gains (losses)	(808)	(205)	(320)	(34)	23
Other income	575	(944)	(321)	(286)	490

Total fee and other income	3,165	2,777	2,744	2,933	4,240

NONINTEREST EXPENSE
Salaries and employee benefits	3,435	3,260	3,468	2,628	3,122
Occupancy	377	379	375	325	331
Equipment	317	323	334	283	309
Marketing	95	97	80	74	78
Communications and supplies	184	186	191	176	178
Professional and consulting fees	218	196	271	194	205
Goodwill impairment	6,060	—	—	—	—
Other intangible amortization	97	103	111	92	103
Merger-related and restructuring expenses	251	241	187	36	32
Sundry expense	1,250	656	769	717	532

Total noninterest expense	12,284	5,441	5,786	4,525	4,890

Minority interest in income of consolidated subsidiaries	97	155	107	189	139

Income (loss) from continuing operations before income taxes (benefits)	(10,493)	(898)	(16)	2,362	3,481
Income taxes (benefits)	(1,831)	(234)	(209)	656	1,140

Income (loss) from continuing operations	(8,662)	(664)	193	1,706	2,341
Discontinued operations, net of income taxes	—	—	(142)	(88)	—

Net income (loss)	(8,662)	(664)	51	1,618	2,341
Dividends on preferred stock	193	43	—	—	—

Net income (loss) available to common stockholders	$(8,855)	(707)	51	1,618	2,341

PER COMMON SHARE DATA (after preferred stock dividends)
Basic earnings
Income (loss) from continuing operations	$(4.20)	(0.36)	0.10	0.91	1.24
Net income (loss) available to common stockholders	(4.20)	(0.36)	0.03	0.86	1.24
Diluted earnings (a)
Income (loss) from continuing operations	(4.20)	(0.36)	0.10	0.90	1.22
Net income (loss) available to common stockholders	(4.20)	(0.36)	0.03	0.85	1.22
Cash dividends	$0.38	0.64	0.64	0.64	0.56
AVERAGE COMMON SHARES
Basic	2,111	1,963	1,959	1,885	1,891
Diluted	2,119	1,977	1,983	1,910	1,919

(a)	Calculated using average basic common shares in 2008.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended June 30,
(In millions, except per share data)	2008	2007
INTEREST INCOME
Interest and fees on loans	$13,764	15,341
Interest and dividends on securities	3,026	2,952
Trading account interest	1,093	939
Other interest income	942	1,258

Total interest income	18,825	20,490

INTEREST EXPENSE
Interest on deposits	5,117	6,194
Interest on short-term borrowings	941	1,375
Interest on long-term debt	3,725	3,972

Total interest expense	9,783	11,541

Net interest income	9,042	8,949
Provision for credit losses	8,398	356

Net interest income after provision for credit losses	644	8,593

FEE AND OTHER INCOME
Service charges	1,385	1,281
Other banking fees	1,016	865
Commissions	1,824	1,308
Fiduciary and asset management fees	2,794	1,968
Advisory, underwriting and other investment banking fees	541	861
Trading account profits (losses)	(818)	323
Principal investing	582	346
Securities gains (losses)	(1,013)	76
Other income	(369)	946

Total fee and other income	5,942	7,974

NONINTEREST EXPENSE
Salaries and employee benefits	6,695	6,094
Occupancy	756	643
Equipment	640	616
Marketing	192	140
Communications and supplies	370	351
Professional and consulting fees	414	382
Goodwill impairment	6,060	—
Other intangible amortization	200	221
Merger-related and restructuring expenses	492	42
Sundry expense	1,906	1,022

Total noninterest expense	17,725	9,511

Minority interest in income of consolidated subsidiaries	252	275

Income (loss) before income taxes	(11,391)	6,781
Income taxes (benefits)	(2,065)	2,138

Net income (loss)	(9,326)	4,643
Dividends on preferred stock	236	—

Net income (loss) available to common stockholders	$(9,562)	4,643

PER COMMON SHARE DATA (after preferred stock dividends)
Basic earnings
Net income (loss) available to common stockholders	$(4.69)	2.45
Diluted earnings (a)
Net income (loss) available to common stockholders	(4.69)	2.42
Cash dividends	$1.02	1.12
AVERAGE COMMON SHARES
Basic	2,037	1,892
Diluted	2,048	1,922

(a)	Calculated using average basic common shares in 2008.

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended June 30, 2008
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Goodwill Impairment, Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,671	202	1,124	308	(961)	(54)	4,290
Fee and other income	1,000	207	657	1,995	(694)	—	3,165
Intersegment revenue	57	3	(52)	(8)	—	—	—

Total revenue (a)	4,728	412	1,729	2,295	(1,655)	(54)	7,455
Provision for credit losses	919	8	438	—	4,202	—	5,567
Noninterest expense	2,050	253	960	1,827	883	6,311	12,284
Minority interest	—	—	—	—	141	(44)	97
Income taxes (benefits)	632	53	103	170	(2,706)	(83)	(1,831)
Tax-equivalent adjustment	10	—	19	1	24	(54)	—

Net income (loss)	1,117	98	209	297	(4,199)	(6,184)	(8,662)
Dividends on preferred stock	—	—	—	—	193	—	193

Net income (loss) available to common stockholders	$1,117	98	209	297	(4,392)	(6,184)	(8,855)

	Three Months Ended March 31, 2008
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,445	182	1,028	281	(131)	(53)	4,752
Fee and other income	980	211	(158)	2,191	(447)	—	2,777
Intersegment revenue	55	5	(50)	(10)	—	—	—

Total revenue (a)	4,480	398	820	2,462	(578)	(53)	7,529
Provision for credit losses	569	5	197	—	2,060	—	2,831
Noninterest expense	2,038	246	747	1,855	314	241	5,441
Minority interest	—	—	—	—	198	(43)	155
Income taxes (benefits)	673	55	(67)	220	(1,083)	(32)	(234)
Tax-equivalent adjustment	11	—	21	1	20	(53)	—

Net income (loss)	1,189	92	(78)	386	(2,087)	(166)	(664)
Dividends on preferred stock	—	—	—	—	43	—	43

Net income (loss) available to common stockholders	$1,189	92	(78)	386	(2,130)	(166)	(707)

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended June 30, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,372	182	773	260	(100)	(38)	4,449
Fee and other income	935	202	1,522	1,536	45	—	4,240
Intersegment revenue	56	3	(50)	(11)	2	—	—

Total revenue (a)	4,363	387	2,245	1,785	(53)	(38)	8,689
Provision for credit losses	154	2	(2)	—	25	—	179
Noninterest expense	1,922	244	1,020	1,294	378	32	4,890
Minority interest	—	—	—	—	139	—	139
Income taxes (benefits)	824	51	437	179	(339)	(12)	1,140
Tax-equivalent adjustment	10	—	11	—	17	(38)	—

Net income (loss)	$1,453	90	779	312	(273)	(20)	2,341

(a)	Tax-equivalent.
(b)	The tax-equivalent amounts are eliminated herein in order for “Total” amounts to agree with amounts appearing in the Consolidated Statements of Income.

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS—ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2008		2007
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ON-BALANCE SHEET LOAN PORTFOLIO
COMMERCIAL
Commercial, financial and agricultural	$122,628	119,193	112,509	109,269	102,397
Real estate—construction and other	18,629	18,597	18,543	18,167	17,449
Real estate—mortgage	27,191	26,370	23,846	21,514	20,448
Lease financing	24,605	23,637	23,913	23,966	24,083
Foreign	35,168	33,616	29,540	26,471	20,959

Total commercial	228,221	221,413	208,351	199,387	185,336

CONSUMER
Real estate secured	230,520	230,197	227,719	225,355	220,293
Student loans	9,945	9,324	8,149	7,742	6,757
Installment loans	29,261	27,437	25,635	24,763	25,017

Total consumer	269,726	266,958	261,503	257,860	252,067

Total loans	497,947	488,371	469,854	457,247	437,403
Unearned income	(9,749)	(7,889)	(7,900)	(8,041)	(8,283)

Loans, net (On-balance sheet)	$488,198	480,482	461,954	449,206	429,120

MANAGED PORTFOLIO (a) (b)
COMMERCIAL
On-balance sheet loan portfolio	$228,221	221,413	208,351	199,387	185,336
Securitized loans—off-balance sheet	105	120	131	142	170
Loans held for sale	2,224	3,342	9,414	13,905	11,573

Total commercial	230,550	224,875	217,896	213,434	197,079

CONSUMER
Real estate secured
On-balance sheet loan portfolio	230,520	230,197	227,719	225,355	220,293
Securitized loans—off-balance sheet	6,337	6,845	7,230	7,625	8,112
Securitized loans included in securities	14,918	11,683	10,755	5,963	6,091
Loans held for sale	3,415	5,960	4,816	3,583	4,079

Total real estate secured	255,190	254,685	250,520	242,526	238,575

Student
On-balance sheet loan portfolio	9,945	9,324	8,149	7,742	6,757
Securitized loans—off-balance sheet	2,721	2,772	2,811	2,856	2,905
Securitized loans included in securities	52	52	52	52	52
Loans held for sale	—	—	—	1,968	2,046

Total student	12,718	12,148	11,012	12,618	11,760

Installment
On-balance sheet loan portfolio	29,261	27,437	25,635	24,763	25,017
Securitized loans—off-balance sheet	1,630	1,968	2,263	2,572	3,105
Securitized loans included in securities	28	39	47	55	116
Loans held for sale	2,791	2,127	2,542	1,975	35

Total installment	33,710	31,571	30,487	29,365	28,273

Total consumer	301,618	298,404	292,019	284,509	278,608

Total managed portfolio	$532,168	523,279	509,915	497,943	475,687

SERVICING PORTFOLIO (b) (c)
Commercial	$351,277	354,624	353,464	337,721	298,374
Consumer	$29,100	27,415	27,523	28,015	26,341

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the retained interests are classified in securities on-balance sheet, loans held for sale on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b)	Certain amounts presented in periods prior to the second quarter of 2008 have been reclassified to conform to the presentation in the second quarter of 2008.
(c)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES

(Unaudited)

	2008		2007
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ALLOWANCE FOR CREDIT LOSSES (a)
Balance, beginning of period	$6,767	4,717	3,691	3,552	3,533
Provision for credit losses	5,504	2,834	1,467	381	168
Provision for credit losses relating to loans transferred to loans held for sale or sold	51	7	6	3	4
Provision for credit losses for unfunded lending commitments	12	(10)	24	24	7
LOAN LOSSES
Commercial, financial and agricultural	(254)	(171)	(67)	(41)	(39)
Commercial real estate—construction and mortgage	(216)	(81)	(117)	(5)	(4)

Total commercial	(470)	(252)	(184)	(46)	(43)

Real estate secured	(700)	(351)	(156)	(59)	(40)
Student loans	(3)	(3)	(4)	(5)	(2)
Installment and other loans (b)	(230)	(242)	(225)	(168)	(138)

Total consumer	(933)	(596)	(385)	(232)	(180)

Total loan losses	(1,403)	(848)	(569)	(278)	(223)

LOAN RECOVERIES
Commercial, financial and agricultural	15	14	22	9	15
Commercial real estate—construction and mortgage	—	1	—	3	—

Total commercial	15	15	22	12	15

Real estate secured	18	10	9	12	11
Student loans	1	1	2	3	—
Installment and other loans (b)	60	57	75	45	47

Total consumer	79	68	86	60	58

Total loan recoveries	94	83	108	72	73

Net charge-offs	(1,309)	(765)	(461)	(206)	(150)

Allowance relating to loans acquired, transferred to loans held for sale or sold	(69)	(16)	(10)	(63)	(10)

Balance, end of period	$10,956	6,767	4,717	3,691	3,552

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses	$10,744	6,567	4,507	3,505	3,390
Reserve for unfunded lending commitments	212	200	210	186	162

Total allowance for credit losses	$10,956	6,767	4,717	3,691	3,552

ALLOWANCE FOR LOAN LOSSES
as % of loans, net	2.20%	1.37	0.98	0.78	0.79
as % of nonaccrual and restructured loans (c)	95	84	90	129	174
as % of nonperforming assets (c)	90	78	84	115	157
ALLOWANCE FOR CREDIT LOSSES
as % of loans, net	2.24%	1.41	1.02	0.82	0.83

NET CHARGE-OFFS AS % OF AVERAGE LOANS, NET (d)
Commercial, financial and agricultural	0.60%	0.41	0.12	0.10	0.07
Commercial real estate—construction and mortgage	1.89	0.73	1.12	0.02	0.04

Total commercial	0.88	0.48	0.34	0.08	0.07

Real estate secured	1.18	0.59	0.26	0.08	0.05
Student loans	0.07	0.08	0.10	0.14	0.07
Installment and other loans (b)	2.36	2.76	2.35	1.99	1.47

Total consumer	1.26	0.79	0.46	0.27	0.19

Total as % of average loans, net	1.10%	0.66	0.41	0.19	0.14

CONSUMER REAL ESTATE SECURED NET CHARGE-OFFS
First lien	$(592)	(291)	(122)	(32)	(17)
Second lien	(90)	(50)	(25)	(15)	(12)

Total consumer real estate secured net charge-offs	$(682)	(341)	(147)	(47)	(29)

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	Principally auto loans.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	Annualized.

WACHOVIA CORPORATION AND SUBSIDIARIES

NONPERFORMING ASSETS

(Unaudited)

	2008		2007
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
NONPERFORMING ASSETS
Nonaccrual loans
Commercial
Commercial, financial and agricultural	$1,229	908	602	354	318
Commercial real estate - construction and mortgage	2,203	1,750	1,059	289	161

Total commercial	3,432	2,658	1,661	643	479

Consumer
Real estate secured
First lien	7,430	5,015	3,234	1,986	1,380
Second lien	147	75	58	41	44
Installment and other loans (a)	40	40	42	45	42

Total consumer	7,617	5,130	3,334	2,072	1,466

Total nonaccrual loans	11,049	7,788	4,995	2,715	1,945
Troubled debt restructurings (b)	248	48	—	—	—
Foreclosed properties	631	530	389	334	207

Total nonperforming assets	$11,928	8,366	5,384	3,049	2,152

as % of loans, net, and foreclosed properties (c)	2.44%	1.74	1.16	0.68	0.50

Nonperforming assets included in loans held for sale
Commercial	$56	—	—	—	—
Consumer	7	5	62	50	37

Total nonaccrual loans	63	5	62	50	37
Foreclosed properties	—	—	—	9	5

Total nonperforming assets included in loans held for sale	63	5	62	59	42

Nonperforming assets included in loans and in loans held for sale	$11,991	8,371	5,446	3,108	2,194

as % of loans, net, foreclosed properties and loans held for sale (d)	2.41%	1.70	1.14	0.66	0.49

PAST DUE LOANS 90 DAYS AND OVER, AND NONACCRUAL LOANS (c)
Accruing loans past due 90 days and over	$1,181	866	708	590	562
Nonaccrual loans	11,049	7,788	4,995	2,715	1,945

Total past due loans 90 days and over, and nonaccrual loans	$12,230	8,654	5,703	3,305	2,507

Commercial as % of loans, net	1.73%	1.31	0.89	0.38	0.31
Consumer as % of loans, net	3.12%	2.19	1.49	1.00	0.78

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Troubled debt restructurings were not significant prior to the first quarter of 2008.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale are recorded at the lower of cost or market value, and accordingly, the amounts shown and included in the ratios are net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2008		2007
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSETS
Cash and due from banks	$15,127	14,703	15,124	12,681	12,065
Interest-bearing bank balances	10,289	3,236	3,057	4,449	2,726
Federal funds sold and securities purchased under resale agreements	21,923	10,644	15,449	11,995	11,511

Total cash and cash equivalents	47,339	28,583	33,630	29,125	26,302

Trading account assets	62,589	72,592	55,882	54,835	51,540
Securities	113,461	114,183	115,037	111,827	106,184
Loans, net of unearned income	488,198	480,482	461,954	449,206	429,120
Allowance for loan losses	(10,744)	(6,567)	(4,507)	(3,505)	(3,390)

Loans, net	477,454	473,915	457,447	445,701	425,730

Loans held for sale	8,430	11,429	16,772	21,431	17,733
Premises and equipment	6,667	6,733	6,605	6,002	6,080
Due from customers on acceptances	1,302	1,109	1,418	1,295	831
Goodwill	36,993	43,068	43,122	38,848	38,766
Other intangible assets	1,942	2,038	2,119	1,380	1,468
Other assets	56,256	54,925	50,864	43,724	40,794

Total assets	$812,433	808,575	782,896	754,168	715,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	63,393	60,951	60,893	56,825	62,112
Interest-bearing deposits	384,397	384,013	388,236	365,112	347,918

Total deposits	447,790	444,964	449,129	421,937	410,030
Short-term borrowings	55,448	57,857	50,393	62,714	52,715
Bank acceptances outstanding	1,307	1,118	1,424	1,303	840
Trading account liabilities	26,305	28,887	21,585	17,771	19,319
Other liabilities	18,656	19,036	19,151	18,424	18,080
Long-term debt	184,401	175,653	161,007	158,584	142,047

Total liabilities	733,907	727,515	702,689	680,733	643,031

Minority interest in net assets of consolidated subsidiaries	3,147	3,068	3,335	3,295	3,131

STOCKHOLDERS’ EQUITY
Preferred stock, Class A, 40 million shares, no par value; 10 million shares, no par value; none issued	—	—	—	—	—
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at June 30, 2008	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million depositary shares issued and outstanding at June 30, 2008	2,300	2,300	2,300	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series K, $1,000 liquidation preference per share, 3.5 million shares issued and outstanding at June 30, 2008	3,500	3,500	—	—	—
Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, $1,000 liquidation preference per share, 4.025 million shares issued and outstanding at June 30, 2008	4,025	—	—	—	—
Common stock, $3.33-1/3 par value, authorized 3 billion shares, outstanding 2.136 billion shares at June 30, 2008	7,121	6,551	6,534	6,283	6,289
Paid-in capital	59,797	56,367	56,149	51,938	51,905
Retained earnings	1,786	11,449	13,456	14,670	14,335
Accumulated other comprehensive income, net	(3,150)	(2,175)	(1,567)	(2,751)	(3,263)

Total stockholders’ equity	75,379	77,992	76,872	70,140	69,266

Total liabilities and stockholders’ equity	$812,433	808,575	782,896	754,168	715,428

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	SECOND QUARTER 2008			FIRST QUARTER 2008
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$4,980	39	3.11%	$4,253	51	4.85%
Federal funds sold and securities purchased under resale agreements	13,075	81	2.51	11,865	103	3.49
Trading account assets	43,575	541	4.97	44,655	589	5.28
Securities	116,504	1,603	5.51	110,401	1,545	5.60
Loans
Commercial
Commercial, financial and agricultural	120,693	1,493	4.98	115,377	1,671	5.82
Real estate—construction and other	18,849	204	4.35	18,634	251	5.42
Real estate—mortgage	26,730	338	5.08	25,291	374	5.95
Lease financing (a)	6,713	(857)	(51.02)	7,167	140	7.79
Foreign	33,219	360	4.34	32,109	389	4.86

Total commercial	206,204	1,538	3.01	198,578	2,825	5.72

Consumer
Real estate secured	231,754	3,715	6.42	231,392	3,926	6.79
Student loans	9,887	108	4.41	9,155	113	4.96
Installment loans	28,889	686	9.55	26,811	659	9.88

Total consumer	270,530	4,509	6.68	267,358	4,698	7.04

Total loans	476,734	6,047	5.09	465,936	7,523	6.48

Loans held for sale	9,141	141	6.17	11,592	223	7.71
Other earning assets	11,080	136	4.94	10,331	146	5.69

Total earning assets excluding derivatives	675,089	8,588	5.10	659,033	10,180	6.19
Risk management derivatives (b)	—	112	0.07	—	52	0.04

Total earning assets including derivatives	675,089	8,700	5.17	659,033	10,232	6.23

Cash and due from banks	11,472			11,645
Other assets	109,876			112,915

Total assets	$796,437			$783,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	86,317	137	0.64	86,452	236	1.10
Money market accounts	132,792	504	1.53	128,074	747	2.34
Other consumer time	113,579	1,145	4.05	123,655	1,437	4.68
Foreign	25,913	191	2.97	26,197	231	3.55
Other time	18,965	181	3.83	22,643	265	4.71

Total interest-bearing deposits	377,566	2,158	2.30	387,021	2,916	3.03
Federal funds purchased and securities sold under repurchase agreements	43,288	274	2.54	35,956	308	3.45
Commercial paper	5,186	20	1.61	5,509	38	2.74
Securities sold short	6,243	53	3.42	6,919	62	3.63
Other short-term borrowings	9,288	33	1.34	10,154	45	1.77
Long-term debt	177,473	1,737	3.93	165,540	1,961	4.75

Total interest-bearing liabilities excluding derivatives	619,044	4,275	2.77	611,099	5,330	3.51
Risk management derivatives (b)	—	81	0.06	—	97	0.06

Total interest-bearing liabilities including derivatives	619,044	4,356	2.83	611,099	5,427	3.57

Noninterest-bearing deposits	57,982			56,332
Other liabilities	37,671			37,415
Stockholders’ equity	81,740			78,747

Total liabilities and stockholders’ equity	$796,437			$783,593

Interest income and rate earned—including derivatives		$8,700	5.17%		$10,232	6.23%
Interest expense and equivalent rate paid—including derivatives		4,356	2.59		5,427	3.31

Net interest income and margin—including derivatives		$4,344	2.58%		$4,805	2.92%

(a)	Includes the effect of the $975 million leverage lease recalculation in the second quarter of 2008.

(b)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	FOURTH QUARTER 2007			THIRD QUARTER 2007			SECOND QUARTER 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$5,083	64	5.05%	$6,459	93	5.68%	$3,384	50	6.00%
Federal funds sold and securities purchased under resale agreements	12,901	155	4.77	14,206	194	5.42	12,110	158	5.25
Trading account assets	37,694	569	6.04	38,737	575	5.93	35,165	519	5.90
Securities	115,436	1,625	5.62	111,424	1,522	5.46	108,433	1,467	5.41
Loans
Commercial
Commercial, financial and agricultural	111,500	1,908	6.79	106,263	1,927	7.19	101,012	1,805	7.16
Real estate—construction and other	18,435	318	6.85	17,795	344	7.66	17,334	329	7.62
Real estate—mortgage	22,973	426	7.36	20,883	406	7.71	20,175	378	7.53
Lease financing (a)	7,374	145	7.82	7,523	146	7.80	7,759	150	7.74
Foreign	27,882	380	5.42	22,208	308	5.53	19,232	265	5.51

Total commercial	188,164	3,177	6.70	174,672	3,131	7.12	165,512	2,927	7.09

Consumer
Real estate secured	227,893	4,042	7.08	223,356	4,070	7.28	222,096	4,042	7.28
Student loans	8,073	126	6.19	7,299	122	6.61	8,850	141	6.42
Installment loans	25,675	651	10.04	24,474	614	9.96	24,799	609	9.84

Total consumer	261,641	4,819	7.35	255,129	4,806	7.52	255,745	4,792	7.50

Total loans	449,805	7,996	7.08	429,801	7,937	7.35	421,257	7,719	7.34

Loans held for sale	18,998	360	7.53	20,209	363	7.14	17,644	285	6.47
Other earning assets	10,223	166	6.48	7,937	138	6.91	7,985	144	7.23

Total earning assets excluding derivatives	650,140	10,935	6.70	628,773	10,822	6.86	605,978	10,342	6.84
Risk management derivatives (b)	—	19	0.01	—	42	0.02	—	46	0.03

Total earning assets including derivatives	650,140	10,954	6.71	628,773	10,864	6.88	605,978	10,388	6.87

Cash and due from banks	12,028			11,134			11,533
Other assets	101,319			89,097			87,262

Total assets	$763,487			$729,004			$704,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	83,370	345	1.64	81,851	357	1.73	83,977	367	1.75
Money market accounts	121,717	949	3.09	116,404	980	3.34	111,562	976	3.51
Other consumer time	127,061	1,557	4.86	122,474	1,507	4.88	120,684	1,455	4.84
Foreign	27,354	306	4.44	23,322	292	4.97	21,871	270	4.96
Other time	20,169	263	5.16	13,776	187	5.40	8,051	107	5.30

Total interest-bearing deposits	379,671	3,420	3.57	357,827	3,323	3.68	346,145	3,175	3.68
Federal funds purchased and securities sold under repurchase agreements	36,386	413	4.50	44,334	556	4.98	38,031	473	4.98
Commercial paper	7,272	78	4.27	5,799	65	4.42	5,143	60	4.67
Securities sold short	6,728	61	3.62	7,420	70	3.74	7,158	67	3.75
Other short-term borrowings	10,369	58	2.24	7,793	55	2.74	7,688	52	2.77
Long-term debt	158,704	2,129	5.34	151,226	2,067	5.44	143,504	1,923	5.37

Total interest-bearing liabilities excluding derivatives	599,130	6,159	4.08	574,399	6,136	4.24	547,669	5,750	4.21
Risk management derivatives (b)	—	121	0.08	—	144	0.10	—	151	0.11

Total interest-bearing liabilities including derivatives	599,130	6,280	4.16	574,399	6,280	4.34	547,669	5,901	4.32

Noninterest-bearing deposits	57,895			58,280			62,273
Other liabilities	32,476			26,468			25,514
Stockholders’ equity	73,986			69,857			69,317

Total liabilities and stockholders’ equity	$763,487			$729,004			$704,773

Interest income and rate earned—including derivatives		$10,954	6.71%		$10,864	6.88%		$10,388	6.87%
Interest expense and equivalent rate paid—including derivatives		6,280	3.83		6,280	3.96		5,901	3.91

Net interest income and margin—including derivatives		$4,674	2.88%		$4,584	2.92%		$4,487	2.96%

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	SIX MONTHS ENDED June 30, 2008			SIX MONTHS ENDED June 30, 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$4,616	90	3.91%	$2,459	80	6.55%
Federal funds sold and securities purchased under resale agreements	12,470	184	2.98	13,111	335	5.16
Trading account assets	44,115	1,130	5.13	32,438	961	5.93
Securities	113,452	3,148	5.55	108,253	2,928	5.42
Loans
Commercial
Commercial, financial and agricultural	118,036	3,164	5.39	99,719	3,541	7.16
Real estate—construction and other	18,741	455	4.88	16,924	642	7.65
Real estate—mortgage	26,010	712	5.51	20,203	758	7.57
Lease financing (a)	6,940	(717)	(20.65)	7,745	300	7.74
Foreign	32,664	749	4.60	16,832	461	5.50

Total commercial	202,391	4,363	4.34	161,423	5,702	7.12

Consumer
Real estate secured	231,573	7,641	6.61	223,992	8,190	7.32
Student loans	9,521	221	4.68	8,688	277	6.45
Installment loans	27,850	1,345	9.71	24,172	1,175	9.80

Total consumer	268,944	9,207	6.86	256,852	9,642	7.53

Total loans	471,335	13,570	5.78	418,275	15,344	7.37

Loans held for sale	10,367	364	7.03	17,199	540	6.32
Other earning assets	10,706	282	5.30	8,119	283	7.02

Total earning assets excluding derivatives	667,061	18,768	5.64	599,854	20,471	6.85
Risk management derivatives (b)	—	164	0.05	—	94	0.03

Total earning assets including derivatives	667,061	18,932	5.69	599,854	20,565	6.88

Cash and due from banks	11,558			11,894
Other assets	111,396			86,191

Total assets	$790,015			$697,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	86,385	373	0.87	84,111	740	1.77
Money market accounts	130,433	1,251	1.93	109,684	1,893	3.48
Other consumer time	118,616	2,582	4.38	118,485	2,824	4.81
Foreign	26,055	422	3.26	21,340	519	4.90
Other time	20,804	446	4.31	8,539	226	5.34

Total interest-bearing deposits	382,293	5,074	2.67	342,159	6,202	3.66
Federal funds purchased and securities sold under repurchase agreements	39,622	582	2.95	36,595	903	4.97
Commercial paper	5,348	58	2.19	5,032	117	4.70
Securities sold short	6,581	115	3.53	7,929	150	3.81
Other short-term borrowings	9,722	78	1.57	7,295	96	2.66
Long-term debt	171,506	3,698	4.33	142,746	3,803	5.36

Total interest-bearing liabilities excluding derivatives	615,072	9,605	3.14	541,756	11,271	4.19
Risk management derivatives (b)	—	178	0.06	—	270	0.10

Total interest-bearing liabilities including derivatives	615,072	9,783	3.20	541,756	11,541	4.29

Noninterest-bearing deposits	57,157			61,628
Other liabilities	37,542			25,237
Stockholders’ equity	80,244			69,318

Total liabilities and stockholders’ equity	$790,015			$697,939

Interest income and rate earned—including derivatives		$18,932	5.69%		$20,565	6.88%
Interest expense and equivalent rate paid—including derivatives		9,783	2.95		11,541	3.87

Net interest income and margin—including derivatives		$9,149	2.74%		$9,024	3.01%

(a)	Includes the effect of the $975 million leverage lease recalculation in the second quarter of 2008.
(b)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2008		2007
(In millions, except per share data)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
INCOME (LOSS) FROM CONTINUING OPERATIONS
Net income (loss) (GAAP)	A	$(8,662)	(664)	51	1,618	2,341
Discontinued operations, net of income taxes (GAAP)		—	—	142	88	—

Income (loss) from continuing operations (GAAP)		(8,662)	(664)	193	1,706	2,341
Merger-related and restructuring expenses (GAAP)		128	123	108	22	20
Goodwill impairment (GAAP)		6,056	—	—	—	—

Earnings excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	B	(2,478)	(541)	301	1,728	2,361
Other intangible amortization (GAAP)		66	64	65	59	66

Earnings excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	C	$(2,412)	(477)	366	1,787	2,427

INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS
Net income (loss) available to common stockholders (GAAP)	D	$(8,855)	(707)	51	1,618	2,341
Discontinued operations, net of income taxes (GAAP)		—	—	142	88	—

Income (loss) from continuing operations available to common stockholders (GAAP)		(8,855)	(707)	193	1,706	2,341
Merger-related and restructuring expenses (GAAP)		128	123	108	22	20
Goodwill impairment (GAAP)		6,056	—	—	—	—

Earnings excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	E	(2,671)	(584)	301	1,728	2,361
Other intangible amortization (GAAP)		66	64	65	59	66

Net income (loss) available to common stockholders, excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	F	$(2,605)	(520)	366	1,787	2,427

RETURN ON AVERAGE COMMON STOCKHOLDERS’ EQUITY
Average common stockholders’ equity (GAAP)	G	$72,579	74,697	73,599	69,857	69,317
Merger-related and restructuring expenses (GAAP)		191	110	242	124	14
Goodwill impairment (GAAP)		998	—	—	—	—
Discontinued operations (GAAP)		—	—	(142)	(88)	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	H	73,768	74,807	73,699	69,893	69,331
Average intangible assets (GAAP)	I	(44,998)	(45,211)	(44,941)	(40,198)	(40,328)

Average tangible common stockholders’ equity, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	J	$28,770	29,596	28,758	29,695	29,003

Return on average common stockholders’ equity
GAAP	D/G	(49.07)%	(3.81)	0.28	9.19	13.54
Excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	E/H	(14.56)	(3.14)	1.62	9.81	13.66
Return on average tangible common stockholders’ equity
GAAP	D/G+I	(129.14)	(9.64)	0.71	21.64	32.38
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	F/J	(36.42)%	(7.07)	5.05	23.88	33.57

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2008			2007
(In millions, except per share data)	*	Second Quarter		First Quarter	Fourth Quarter	Third Quarter	Second Quarter
RETURN ON AVERAGE ASSETS
Average assets (GAAP)	K	$796,437		783,593	763,487	729,004	704,773
Average intangible assets (GAAP)		(44,998)		(45,211)	(44,941)	(40,198)	(40,328)

Average tangible assets (GAAP)	L	751,439		738,382	718,546	688,806	664,445

Average assets (GAAP)		796,437		783,593	763,487	729,004	704,773
Merger-related and restructuring expenses (GAAP)		191		110	242	124	14
Goodwill impairment (GAAP)		998		—	—	—	—
Discontinued operations (GAAP)		—		—	(142)	(88)	—

Average assets, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	M	797,626		783,703	763,587	729,040	704,787
Average intangible assets (GAAP)		(44,998)		(45,211)	(44,941)	(40,198)	(40,328)

Average tangible assets, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	N	$752,628		738,492	718,646	688,842	664,459

Return on average assets
GAAP	A/K	(4.37	) %	(0.34)	0.03	0.88	1.33
Excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	B/M	(1.25)		(0.28)	0.16	0.94	1.34
Return on average tangible assets
GAAP	A/L	(4.64)		(0.36)	0.03	0.93	1.41
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	C/N	(1.29	) %	(0.26)	0.20	1.03	1.47

OVERHEAD EFFICIENCY RATIOS
Noninterest expense (GAAP)	O	$12,284		5,441	5,786	4,525	4,890
Merger-related and restructuring expenses (GAAP)		(251)		(241)	(187)	(36)	(32)
Goodwill impairment (GAAP)		(6,060)		—	—	—	—

Noninterest expense excluding merger-related and restructuring expenses and goodwill impairment	P	5,973		5,200	5,599	4,489	4,858
Other intangible amortization (GAAP)		(97)		(103)	(111)	(92)	(103)

Noninterest expense excluding merger-related and restructuring expenses, goodwill impairment and other intangible amortization	Q	$5,876		5,097	5,488	4,397	4,755

Net interest income (GAAP)		$4,290		4,752	4,630	4,551	4,449
Tax-equivalent adjustment		54		53	44	33	38

Net interest income (Tax-equivalent)		4,344		4,805	4,674	4,584	4,487
Fee and other income (GAAP)		3,165		2,777	2,744	2,933	4,240

Total	R	$7,509		7,582	7,418	7,517	8,727

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	S	$1,582		1,628	1,718	1,033	1,070

Net interest income (GAAP)		$223		260	305	255	248
Tax-equivalent adjustment		1		1	1	—	—

Net interest income (Tax-equivalent)		224		261	306	255	248
Fee and other income (GAAP)		1,819		1,866	1,907	1,180	1,202

Total	T	$2,043		2,127	2,213	1,435	1,450

Overhead efficiency ratios GAAP	O/R	163.58%		71.76	78.00	60.20	56.02
Excluding merger-related and restructuring expenses, and goodwill impairment	P/R	79.55		68.58	75.48	59.73	55.65
Excluding merger-related and restructuring expenses, goodwill impairment and brokerage	P-S/R-T	80.33		65.48	74.54	56.82	52.04
Excluding merger-related and restructuring expenses, goodwill impairment and other intangible amortization	Q/R	78.26		67.22	73.97	58.51	54.47
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and brokerage	Q-S/R-T	78.55%		63.59	72.43	55.32	50.61

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2008		2007
(In millions, except per share data)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
OPERATING LEVERAGE
Operating leverage (GAAP)		$(6,916)	509	(1,359)	(847)	189
Merger-related and restructuring expenses (GAAP)		9	54	151	4	21
Goodwill impairment (GAAP)		6,060	—	—	—	—

Operating leverage, excluding merger-related and restructuring expenses, and goodwill impairment		(847)	563	(1,208)	(843)	210
Other intangible amortization (GAAP)		(6)	(9)	21	(12)	(13)

Operating leverage, excluding merger-related and restructuring expenses, goodwill impairment and other intangible amortization		$(853)	554	(1,187)	(855)	197

DIVIDEND PAYOUT RATIOS ON COMMON SHARES
Dividends paid per common share	U	$0.38	0.64	0.64	0.64	0.56

Diluted earnings per common share (GAAP) (a)	V	$(4.20)	(0.36)	0.03	0.85	1.22
Merger-related and restructuring expenses (GAAP)		0.06	0.06	0.05	—	0.01
Goodwill impairment (GAAP)		2.87	—	—	—	—
Other intangible amortization (GAAP)		0.04	0.04	0.03	0.04	0.04
Discontinued operations (GAAP)		—	—	0.07	0.05	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations (a)	W	$(1.23)	(0.26)	0.18	0.94	1.27

Dividend payout ratios
GAAP	U/V	(8.93)%	(177.78)	2,133.33	75.29	45.90
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	U/W	(30.49)%	(246.15)	355.56	68.09	44.09

*	The letters included in the columns are provided to show how the various ratios presented in the tables on pages 23 through 25 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing income (GAAP) by average assets (GAAP) (i.e., A/K) and annualized where appropriate.
(a)	Calculated using average basic common shares in 2008.